                                                                    EXHIBIT 23.4



         BARBIER FRINAULT & ASSOCIES                               PGA
      Membre d'Arthur Andersen & Co., SC                      Tour Franklin
             Tour Gan -- Cedex 13                      92082 Paris -- La Defense 8
         92082 Paris -- La Defense 2
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     As independent accountants, we hereby consent to the incorporation by reference in the post effective amendment No. 1 to the registration statement of
Service Corporation International, on Form S-4 (File No. 33-54996) of our report dated April 6, 1995, on our audits of the consolidated financial statements of
Omnium de Gestion et de Financement S.A. as of December 31, 1994 and 1993, and
for the two years then ended, which report is included in Form 8-K dated
September 5, 1995.



     We also consent to the reference to our firms under the caption "Experts".



Paris -- La Defense, France,


October 31, 1995



           /s/  CHRISTIAN CHOCHON                             /s/  BRUNO BIZET
---------------------------------------------   ---------------------------------------------
         BARBIER FRINAULT & ASSOCIES                                 PGA
              Christian Chochon                                  Bruno Bizet
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